UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     March 26, 2003
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                        NORTH AMERICAN NATURAL GAS, INC.
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             (Exact name of registrant as specified in its charter)


          Washington                    000-32089                91-2023071
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(State or other jurisdiction of   (Commission File Number)     (IRS Employer
     incorporation)                                          Identification No.)


                10203 Birchridge Drive, Suite 810, Humble, Texas USA 77338
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              (Address of principal executive offices and zip code)

                                  281-548-1070
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               (Registrant's telephone number, including area code)

    1286 Homer Street, 4th Floor, Vancouver, British Columbia Canada V6C 3B6
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          (Former name or former address, if changed since last report)


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ITEM 1.   CHANGE IN CONTROL

     On March 14, 2003, Jim Glavas, a director of the Company, acquired an aggregate 9,780,000 shares of common stock of the Company from 22 existing shareholders of the Company none of whom own greater than five percent of the common stock of the Company. Mr. Glavas paid $0.01 and $0.02 per share for a total acquisition cost of $142,200 which was paid for from his personal funds. Mr. Glavas now beneficially owns, directly and indirectly, 9,850,000 shares of common stock or 62.15% of voting securities of the Company.

ITEM 5.   OTHER EVENTS

GENERAL

     On March 4, 2003, the Company ceased operating in the vitamins, minerals and other health and fitness products industry and changed its business purpose
to oil and gas exploration.   The Company changed its name to North American
Natural Gas, Inc. on March 5, 2003 to reflect its new business direction. The Company is currently not earning any revenues and is not conducting any business operations.

     The Company continues to retain an interest in and to a certain license agreement with Vitamineralherb.com. The license agreement grants an exclusive right to distribute Vitamineralherb.com products to health and fitness professionals in Minnesota via the Internet. The Company has no monetary obligations under the license agreement other than to pay $500.00 per year for maintenance of the Vitamineralherb.com website.

     During the quarter ended July 31, 2002, the Company issued 250,000 restricted shares of common stock to Health Anti-Aging Lifestyle Options, Inc. ("HALO") pursuant to a private placement financing of $250,000 to be used in developing a kiosk style marketing system. The Company intended to enter into a marketing partnership with HALO to sell HALO's products once the kiosk marketing system was in place. No definitive agreement was ever entered into between the Company and HALO. HALO no longer sells any type of health related products. Accordingly, no agreement will ever be entered into between the Company and HALO.

     The Company currently does not own any interests in any oil and gas properties. The Company has executed two (2) assignment agreements whereby it will acquire interests in certain projects described below and immediately transfer them to limited partnerships in which the Company's wholly owned subsidiary corporation is the general partner.

THE PROSPECTS
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POTATO HILLS DEEP PROSPECT

     On March 12, 2003, the Company executed an Assignment Agreement whereby it received all of the rights of BWP Gas, L.L.C., a Delaware limited liability company ("BWP") in an Exploration Agreement executed between BWP on one side and GHK Company, L.C.C., and GHK Potato Hills Limited Partnership (collectively "GHK") on the other side. The Company then transferred its interest in the Assignment Agreement to Oklahoma Hills Gas, L.P., a Delaware limited partnership ("Oklahoma Hills").

     In consideration for the Assignment Agreement, the Company agreed to issue up to 3,750,000 shares of common stock to BWP based on the percentage of interest in the oil and gas projects acquired by Oklahoma Hills.

     The Company will own 98% of Oklahoma Hills and the Company's subsidiary, NANG Inc., will own 1% and will be the general partner of Oklahoma Hills. Pursuant to the Assignment Agreement, BWP will own 1% of Oklahoma Hills.

     Pursuant to the rights to the Exploration Agreement, Oklahoma Hills will have the right to acquire a minimum interest of an undivided 5% of 8/8ths working interest in the Mary #2-34 wellbore in Section 34-3N-20E, Latimer County, Oklahoma in consideration of the sum of $5,000,000 provided the same is paid to the GHK on or before April 26, 2003. In addition, Oklahoma Hills has the option to acquire an additional 1% to 5% of 8/8ths working interest in the Mary #2-34 wellbore by paying $1,000,000 for each additional 1% up to a maximum of 10%.


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     The Mary #2-34 well is currently drilling below 17,000 feet headed for
24,000 feet which should be reached within on or around April 26, 2003. Under the terms of the Exploration Agreement, Oklahoma Hills will not be responsible for any further drilling and completion costs for the Mary #2-34 wellbore.

     Oklahoma Hills also has the right to participate in subsequent wells within the "Contract Area" established for the Potato Hills Deep Prospect up to a maximum of a 10% working interest. The Contract Area is more fully described in the Exploration Agreement. In addition, Oklahoma Hills will have the right, but not the obligation, to participate with an undivided 10% of GHK's interest in all other prospects acquired and/or generated by GHK worldwide.

     Under the terms of the Oklahoma Hills Limited Partnership Agreement, the Company is required to make an initial capital contribution of $5,000,000 and subsequent contributions as requested by its subsidiary which will act as the general partner to Oklahoma Hills. There can be no assurances that the Company or its subsidiary will be able to make any capital contributions to Oklahoma Hills or that Oklahoma Hills will be able to acquire its minimum interests under the Exploration Agreement.

     In the event that there are any distributions from Oklahoma Hills, first, 99% will be distributed to the limited partners in proportion to and to the extent of their unreturned capital balances and 1% to the general partner until all unreturned capital balances are zero. After that, distributions will be 84% to the Company, 15% to BWP and 1% to the general partner.

OTHER PROJECTS IN THE CONTRACT AREA

     Indian Prospect.  GHK is preparing to drill a 21,500 foot Hunton test in
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the deep Anadarko basin of Western Oklahoma.  Additional objectives include the
Morrow/Springer and Mississippian horizons. The prospective Hunton structure covers an area of approximately 1,700 acres and the Morrow/Springer play could ultimately cover an area of 6 to 8 sections (over 5000 acres). The prospect area is located along the Hunton dolomite fairway of Western Oklahoma.

     Mountain Front Prospect.  The Mountain Front Prospect is located along the
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frontal Wichita Mountains of Western Oklahoma.  The prospective area includes several play concepts that include the Morrow/Springer as well as other thrust and subthrust Hunton plays. The initial test well is scheduled to be drilled in the third quarter of 2003.

     Big "O" Prospect. GHK has located a bypassed fractured shale gas play in
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North America.  Analogs include the Devonian (Ohio) Shale of the Appalachian
Basin and the Barnett Shale of the Forth Worth Basin in Northcentral Texas.

     The Company may or may not elect to participate, through Oklahoma Hills, in the foregoing projects.

KNOX MISS PARTNERS

     On February 26, 2003, the Company executed an Assignment Agreement whereby it received all of the rights of BWP Gas, L.L.C., a Delaware limited liability company ("BWP") to acquire limited partnership interests in Knox Miss Partners, L.P. (the "LP Interests") pursuant to a Purchase and Sale Agreement executed between BWP on one side and Continental Southern Resources, Inc., a Nevada
corporation ("Continental") on the other side.   The Company then transferred
its interest in the Assignment Agreement to Black Warrior Gas, L.P., a Delaware limited partnership ("Black Warrior").

     In consideration for the Assignment Agreement, the Company agreed to issue up to 3,750,000 shares of common stock to BWP based on the percentage of the LP Interests acquired by Black Warrior.

     The Company will own 98% of Black Warrior and the Company's subsidiary, NANG Inc., will own 1% and will be the general partner of Black Warrior. Pursuant to the Assignment Agreement, BWP will own 1% of Black Warrior.


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     Pursuant to the terms of Purchase and Sale Agreement, Black Warrior will have the right to acquire a minimum 10% interest of Knox Miss Partners, L.P., which currently owns a 50% interest in approximately 125,000 acres in and around the Black Warrior Basin in Mississippi and Alabama (the "Black Warrior Basin Project"). In the event that such minimum interests are acquired, Black Warrior will pay consideration of $5,000,000 before April 26, 2003 and will own 5% minimum of the Black Warrior Basin Project. Black Warrior has the right to purchase an additional undivided 10% of Knox Miss Partners, L.P. by paying up to $11,000,000 for a maximum of 20% of Knox Miss Partners, L.P.

     Under the terms of the Purchase and Sale Agreement, if Black Warrior acquires the maximum 20% of Knox Miss Partners, L.P., $4,000,000 of the total $11,000,000 paid by Black Warrior will be allocated towards the drilling and completion costs for the first two wells which Knox Miss Partners, L.P. make an affirmative election to drill and complete. Thereafter, Black Warrior shall pay drilling and completion costs in accordance with its pro-rata partnership interest in Knox Miss Partners, L.P.

     If Black Warrior acquires the minimum 10% of Knox Miss Partners, L.P., $1,500,000 of the $5,000,000 paid by Black Warrior will be allocated towards the drilling and completion costs for the first well which Knox Miss Partners, L.P. makes an affirmative election to drill and complete. Thereafter, Black Warrior shall pay drilling and completion costs in accordance with its pro-rata partnership interest in Knox Miss Partners, L.P.

     Under the terms of the Black Warrior Limited Partnership Agreement, the Company is required to make an initial capital contribution of $5,000,000 and subsequent contributions as requested by its subsidiary which will act as the general partner to Black Warrior. There can be no assurances that the Company or its subsidiary will be able to make any capital contributions to Black Warrior or that Black Warrior will be able to acquire any of its minimum LP Interests under the Purchase and Sale Agreement. Further, even if Black Warrior acquires its LP Interests, there are no assurances that Black Warrior will be able to meet its obligation to pay drilling and completion costs on the projects or that any revenue will be generated to the Company from such projects.

     In the event that there are any distributions from Black Warrior, first, 99% will be distributed to the limited partners in proportion to and to the extent of their unreturned capital balances and 1% to the general partner until all unreturned capital balances are zero. After that, distributions will be 84% to the Company and 15% to BWP and 1% to the general partner.


ITEM 9.   REGULATION FD DISCLOSURE

New Release attached as Exhibit 99.1


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             North American Natural Gas, Inc.
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                                                      (Registrant)


Dated: March 26, 2003                             /s/  Harry Briscoe
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                                        Harry J. Briscoe, President and Director


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